Exhibit 99.1

MCN Interactive and PAID, Inc. Celebrity Services Join Together
New Entertainment Company Creates Powerful Artist-Centric Services Group
NASHVILLE, TN and BOSTON, MA--(Marketwire - Jan 31, 2013) - Music City Networks (MCN), the Nashville-based custom web design, e-commerce and fulfillment services company, and PAID, Inc. ( OTCBB : PAYD ) Celebrity Services division, the Boston-based VIP experience, merchandise and E-commerce company, announced today a unique celebrity services company. This partnership will provide first class direct-to-fan services for artists, celebrities and business organizations.
"MCN is thrilled to be teaming up with PAID, Inc.'s Celebrity Services division," said Lang Scott, president of MCN. "We have been thoroughly impressed with their operation and staff, and look forward to what our two companies can achieve together. PAID has a stellar reputation in the entertainment industry."
"MCN is a first class operation," said Keith Garde, president of PAID, Inc. Celebrity Services. "I love the way they have built their company with genuine, experienced and dedicated professionals at every level. MCN and PAID have a shared philosophy -- It's all about our clients, their fans and their customers."
The company will provide custom web design for optimized fan community development and state-of-the-art technology incorporating customer data management and reporting. The merchandise division will design, print, source and fulfill merchandise for their clients. The VIP experience company will allow clients to offer their fans unique, custom developed concert experiences.
"By combining our e-commerce and fulfillment businesses in Nashville, we will provide our clients and their consumers with faster service at a lower cost," said Scott. "We can also offer our clients and their fans a VIP ticketing experience from the industry leaders."
"By teaming up together, our two companies expand the depth and breadth of our collective client roster, creating a better company for current clients and a powerful 'go-to' alternative for the many prospective clients looking for the right home. The leading-edge services now provided will allow artists and business to access their customers more profitably, thus allowing them to keep more of the revenue they earn," according to Garde and Scott.
"The culmination of these two entities under the MCN banner will provide what we feel like will be a best of breed digital and celebrity services company," said Lewis, PAID's CEO.

About Music City Networks
MCN is a privately held, employee-owned and operated web design and e-commerce shop located in Nashville, Tennessee. Since 2001, MCN has worked with large corporations and banks, top entertainment names in the nation, top-rated educational institutions and government entities to deliver robust, engaging websites. The Company provides merchandise design, production and fulfillment and mobile solutions that stand out in a crowded online world. MCN leverages Drupal as its easy and intuitive content management system. All of its sites and applications are custom-designed from the ground up to suit each client's unique needs.
MCN believes in long term relationships with clients, developing a clear strategy that will not only launch with their website but keep users engaged for the long-haul. In the online world it is essential to have a team that understands the digital space and can make creative recommendations that will cut through the clutter. Music City Networks is a division of MCN Interactive. Details available at www.musiccitynetworks.com, www.mcninteractive.com

About PAID, Inc. Celebrity Services:
PAID, Inc. is a one-stop brand management and marketing resource to music, entertainment and sports personalities and organizations, and offers AuctionInc™ online shipping calculation and shopping cart software employing its patented technology to streamline ecommerce. Known for quality and customer service, PAID offers turnkey online, mobile, social media and traditional marketing campaigns, as well as VIP ticketing, web site design, merchandising, E-commerce and fan community management programs. More details are available at www.paid.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995:
Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, trends in the markets, variations in the company's cash flow, competition, celebrity programs, the success of partnerships, business development efforts, technology availability and cost of materials and other risk factors. Factors that could cause actual results to differ materially are discussed in the Company's most recent filings with the Securities and Exchange Commission.